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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 9, 2003

River Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-56135	95-4674065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

599 Lexington Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 758-2555

Not Applicable

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events and Regulation FD Disclosure.

The holders of a majority of the shares of the Registrant’s 11 1/2% Senior Exchangeable PIK Preferred Stock Due 2010 (the “Holding Preferred Stock”) have approved an amendment of the Holding Preferred Stock to extend the time period in which the Registrant may pay dividends in kind on the Holding Preferred Stock by one year. The amendment allows the Registrant to pay dividends in kind on the Holding Preferred Stock to and including April 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER HOLDING CORP.
(Registrant)

Date	April 9, 2003	/s/ PATRICK YOUNT
Patrick Yount Chief Financial Officer